Exhibit 10.23

FIRST AMENDMENT TO

CONVERTIBLE PROMISSORY NOTES

This First Amendment to Convertible Promissory Notes (this “Amendment”) is effective as of October 21, 2025 (the “Effective Date”), by and between SharonAI, Inc., a Delaware corporation (the “Company”), and YA II PN, Ltd., a Cayman Islands exempt limited company (the “Investor”).

RECITALS

A. The Company has issued to and for the benefit of the Investor that certain Convertible Promissory Note dated July 15, 2025, for the Original Principal Amount of $500,000 (the “First Note”), and that certain Convertible Promissory Note dated October 1, 2025, for the Original Principal Amount of $2,000,000 (the “Second Note,” and together with the First Note, the “Notes,” and each, a “Note”); and

B. The Company and the Investor desire to amend the Notes pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Notes.

2. Consideration. The parties agree that the consideration for this Amendment consists of the mutual benefits arising from the modifications set out below.

3. Business Combination Deadline Definition. The definition of “Business Combination” in Section 12 of each of the Notes is deleted in its entirety and replaced with the following:

“(d) ‘Business Combination Deadline’ shall mean December 31, 2025, unless extended with the agreement of the Holder.”

4. Binding Agreement. All of the terms and provisions of this Amendment shall be binding upon each party hereto and their respective successors and assigns, and shall inure to the benefit of each party hereto and their respective successors and assigns.

5. Counterparts. This Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.

6. Continuing Validity. Except as expressly modified by this Amendment, the terms and conditions of the Notes will remain unchanged and in full force and effect, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and either Note, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

COMPANY:		INVESTOR:

SharonAI Inc.		YA II PN, Ltd.

By:	/s/ Wolfgang Schubert	By:	Yorkville Advisors Global, LP
Name:	Wolfgang Schubert	Its:	Investment Manager
Title:	CEO
			By:	Yorkville Advisors Global II, LLC
			Its:	General Partner

			By:	/s/ Matt Beckman
			Name:	Matt Beckman
			Title:	Member